UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
Form 8-K
________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 11, 2019
________________
Pluralsight, Inc.
(Exact name of registrant as specified in its charter)
________________

Delaware	001-38498	82-3605465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

182 North Union Avenue
Farmington, Utah 84025
(Address of principal executive offices, including zip code)

(801) 784-9007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On March 6, 2019, Pluralsight, Inc. (the “Company”) entered into a purchase agreement with Pluralsight Holdings, LLC, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as representatives of the several parties named in Schedule I thereto (the “Initial Purchasers”), to issue and sell $550.0 million in aggregate principal amount of its 0.375% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $83.5 million in aggregate principal amount of Notes on the same terms and conditions. The Initial Purchasers exercised their option in full on March 7, 2019, and a total of $633.5 million in aggregate principal amount of Notes were issued on March 11, 2019 pursuant to an Indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at 0.375% per annum, payable semiannually on March 1 and September 1 of each year, beginning on September 1, 2019. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on March 1, 2024, unless earlier repurchased by the Company or converted pursuant to their terms.
The initial conversion rate of the Notes is 25.8023 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $38.76 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.
Prior to the close of business on the business day immediately preceding December 1, 2023, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2019, and only during such calendar quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2023, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.
The Notes are not redeemable by the Company prior to the maturity date of the Notes, and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:
(1) the Company defaults in the payment of interest on any of the Notes when due and payable and the default continues for a period of 30 days;
(2) the Company defaults in the payment when due of any principal of any of the Notes at maturity, upon any required repurchase, upon declaration of acceleration or otherwise;
(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
(4) failure by the Company to give a fundamental change notice or notice of a specified corporate event or specified distribution when due with respect to the Notes;
(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;
(6) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received;
(7) default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35.0 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or is hereafter created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; and
(8) certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.
If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable.
The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.375% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Additional Capped Call Transactions
On March 7, 2019, in connection with the exercise by the Initial Purchasers of their option to purchase additional Notes, the Company entered into additional privately negotiated capped call transactions with Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, London Branch, Barclays Bank PLC, Bank of America, N.A. and Citibank, N.A. (the “Additional Capped Calls”). The Additional Capped Calls have the same terms and conditions as the capped calls described in the Company’s Current Report on Form 8-K filed on March 7, 2019, under the heading “Capped Call Transactions,” which description is incorporated herein by reference and the foregoing description of the Additional Capped Calls is qualified in its entirety by reference to the Form of Capped Call attached as Exhibit 10.2 thereto, which is also incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated March 11, 2019, between Pluralsight, Inc. and U.S. Bank National Association.
4.2	Form of 0.375% Convertible Senior Note due 2024 (included in Exhibit 4.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURALSIGHT, INC.

Date: March 11, 2019	By:	/s/James Budge
James Budge
Chief Financial Officer